SECOND AMENDMENT TO THE

                                 MICROAGE, INC.
                             RETIREMENT SAVINGS PLAN

     Effective July 1, 1988, MicroAge, Inc. (the "Company") established the MicroAge, Inc. Retirement Savings Plan (the "Plan") for its employees. The Plan was most recently amended and restated in its entirety effective as of November 2, 1998. The Plan was subsequently amended by a First Amendment. By this instrument, the Company intends to amend the Plan to allow direct participation in the Plan by ESSP Participants and to provide the Advisory Committee with authority to establish policies and procedures governing the amount of Elective Deferrals that may be made by the ESSP Participants.

     1. This Second Amendment is effective as of March 1, 2000.

     2. This Second Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect.

     3. Section 4.1(b) of the Plan is hereby amended by restating the first paragraph thereof in its entirety to provide as follows:

                    (b) SPECIAL RULES FOR ESSP PARTICIPANTS.  Effective March 1,
               2000, ESSP Participants shall be allowed to make Elective Deferrals directly to this Plan. Moreover, following the end of the 1999-2000 Plan Year, Elective Deferrals may be made by a direct transfer to the Trustee from the trustee of the ESSP on behalf of each ESSP Participant who is an active Employee on the day such transfer is made to this Plan. The amount of Elective Deferrals made by a ESSP Participant directly to this Plan and those amounts transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the least of (1) the dollar limitation imposed by Section 402(g) of the Code for such year or (2) the maximum amount that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section 4.3 for the Plan Year or (3) any other applicable limitation.

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     4.  Section  4.1(b)(3)  of the Plan is hereby  amended and  restated in its entirety to provide as follows:

                    (3) The  amount  transferred  to this  Plan from the ESSP on behalf of each electing Participant who also is an ESSP Participant shall equal the lesser of (i) the amount available for transfer pursuant to the ESSP for the relevant Plan Year or
               (ii) an amount equal to the  Participant's  Compensation  for the
               Plan Year multiplied by the "maximum ADP" for the group consisting of ESSP Participants who also are Participants in this Plan (calculated in accordance with the principles set forth in Section 4.3(b)(1)). For purposes of the preceding sentence, the "maximum ADP" is the highest ADP that could be contributed by ESSP Participants who also are Participants in the Plan without requiring the return of any Excess Contributions pursuant to
               Section 4.3(d). In making this determination, the Advisory Committee may increase the maximum ADP of the remaining ESSP Participants if others will not be transferring the maximum amount permitted. Appropriate adjustments will be made to take into account any Elective Deferrals made by an ESSP Participant during a Plan Year either prior to the effective date of his participation in the ESSP or after February 29, 2000, with the manner of adjustment to be determined by the Advisory Committee in accordance with rules and procedures of uniform application. In the event that an ESSP Participant is not an active Employee on the day that the transfer contemplated by this Section 4.1(b) is made to this Plan, no transfer shall be made on behalf of such ESSP Participant and the "amount available for transfer pursuant to the ESSP""referred to in clause (i) above shall be deemed to be zero.

     5. Section 4.1(d) of the Plan is hereby amended by the addition of the following sentence to the end thereof:

          Elective Deferrals for ESSP Participants are subject to such limitations (e.g., a cap on Elective Deferrals of six percent (6%)) as may be set forth in the policies and procedures adopted by the Advisory Committee.

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     To signify its  adoption  of this Second  Amendment,  MicroAge,  Inc.,  has caused this Second Amendment to be executed by its duly authorized officer on this 15th day of March, 2000.

                                            MICROAGE, INC.



                                            By:  /s/ Jeffrey D. McKeever
                                                 ---------------------------
                                                 Jeffrey D. McKeever
                                                 Chairman of the Board